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                                                               EXHIBIT 10(b)(13)



                                AMENDMENT NO. 17
                                     TO THE
                              UPS RETIREMENT PLAN
                   (As Amended and Restated January 1, 1976)

       WHEREAS, United Parcel Service of America, Inc. and its affiliated corporations established the UPS Retirement Plan ("Plan") for the benefit of their eligible employees, in order to provide benefits to those employees upon their retirement, disability or death, effective as of September 1, 1961; and

       WHEREAS, the Plan was amended and restated in its entirety, replacing all of the provisions of the Plan then in effect, effective as of January 1, 1976, to comply with the Employee Retirement Income Security Act of 1974 ("ERISA"); and

       WHEREAS, the Plan has been amended further since January 1, 1976, the most recent being Amendment No. 16, effective as of January 1, 1993; and

       WHEREAS, it is desired to amend the Plan further to reflect the reduction, pursuant to Code Section 401(a)(17), in Compensation which may be taken into account for Plan purposes effective as of January 1, 1994;

       NOW THEREFORE, pursuant to the authority vested in the Board of Directors by Section 7.1 of the Plan, the Plan is hereby amended as follows, effective January 1, 1994:

       1. Subsection 1.1(y) of the Plan is revised by deleting in its entirety the penultimate paragraph thereof (relating to the $200,000 Compensation limitation) and by adding the following paragraphs to the end thereof:

                           For the purpose of calculating a Participant's
                    accrued benefit for any Plan Year commencing on or after January 1, 1989, in no event shall the Compensation of any Participant taken into account under the Plan exceed the following dollar amounts:


                            Plan Year                     Compensation Limit
                            ---------                     ------------------
                               1989                            $200,000

                               1990                            $209,200

                               1991                            $222,220

                               1992                            $228,860





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
                               1993                           $ 235,840

                               1994                           $ 150,000

                       1995 and later years                   $ 150,000,   increased by the applicable cost-of-living adjustment, if
                                                                           any, for the calendar year sanctioned by Code
                                                                           Section 401(a)(17).

                          In determining the Compensation of a Participant, the
                  rules of Section 414(q)(6) of the Code shall apply, except that in applying such rules, the term "family" shall include only the Participant's spouse and any lineal descendants of the Participants who have not attained age 19 before the close of the Plan Year. If, as a result of the application of such rules the applicable Compensation limitation is exceeded, then such limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this subsection 1.1(y) prior to the application of this limitation.

                          In determining a Participant's Final Average
                  Compensation, the $150,000 Compensation limitation shall apply retroactively with respect to Compensation earned prior to 1994 by a Participant with at least one Hour of Service on or after January 1, 1994. Similarly, the $200,000 Compensation limitation shall be applied retroactively with respect to Compensation earned prior to 1989 by a Participant with at least one Hour of Service on or after January 1, 1989 (but without any Hours of Service on or after January 1, 1994). However, a Participant's Benefit shall not be less than that which he or she had accrued or earned as of December 31, 1993 (December 31, 1988 in the case of a Participant without at least one Hour of Service on or after January 1, 1994), based on his or her Benefit Service and Final Average Compensation determined as of such date.

       2. The first paragraph of subsection 5.7(b)(1) is amended by deleting the phrase "(ii) 100% of the Participant's average compensation (as defined in Treasury Regulation Section 1.415-2(d) paid for three consecutive calendar years during which he was an active Participant in the Plan, and in which he received the greatest aggregate compensation from the Employer Company, subject to the following:", and by substituting in lieu thereof the following:

                  (ii) 100% of the Participant's average compensation (as
             defined in Treasury Regulation Section 1.415-2(d) and reduced, if necessary, to reflect the applicable annual compensation limitation set forth in subsection 1.1(y) of this Plan paid for the three consecutive calendar years during which he was an active Participant in the Plan, and in which he received the greatest aggregate compensation (as defined above) from the Employer Company, subject to the following:





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       3.    Subsection 5.7(b)(2) as amended in the following respects:

             a. Subparagraph (A)(II) is revised by deleting the phrase "(ii) the product of 1.4 multiplied by an amount equal to 100% of the Participant's average compensation for the three consecutive calendar years during which he participated in the Plan and in which he had the greatest aggregate compensation from the Employer Company," and by substituting in lieu thereof the following:

                          (ii) the product of 1.4 multiplied by an amount equal
                  to 100% of the Participant's average compensation (as defined in Treasury Regulation Section 1.415-2(d) and reduced, if necessary, to reflect the applicable annual compensation limitation set forth in subsection 1.1(y) of this Plan) for the three consecutive calendar years during which he was an active Participant in the Plan, and in which he had the greatest aggregate compensation (as defined above) from the Employer Company.

             b.   Subparagraph (B)(II)(ii) is revised to read as follows:

                          (ii) 1.4 multiplied by 25% of the Participant's
                  compensation (as defined in Section 415(c)(3) of the Code and reduced, if necessary, to reflect the applicable annual compensation limit set forth in subsection 1.1(y) of this
                  Plan) for such limitation year.

                  Subsection 11.2(i) is amended to read as follows:

                          (i) "Total Compensation" is the Participant's
                  compensation as defined in Section 415(c)(3) of the Code, but shall not exceed the applicable dollar amount set forth in subsection 1.1(y) of this Plan.

       IN WITNESS WHEREOF, United Parcel Service of America, Inc. based upon action by its Board of Directors, has caused this Amendment No. 17 to be executed this 2nd day of December 1994.


ATTEST:                            UNITED PARCEL SERVICE OF
                                   AMERICA, INC.

By:
   ----------------------------    ------------------------------
   Secretary                       Chairman





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